EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corp
Address:	214 North Tryon Street Charlotte, NC 28255
Date of Event Requiring Statement (Month/Day/Year):	December 13, 2018
Issuer Name and Ticker or Trading Symbol:	Nuveen Quality Municipal Income Fund [NAD]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANC OF AMERICA PREFERRED FUNDING CORP By: /s/ Michael Jentis Name: Michael Jentis Title: Authorized Signatory Date: December 17 , 2018